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                                                                   Exhibit 23(a)

                         Independent Auditors' Consent

The Board of Directors
First Tennessee National Corporation:

We consent to the incorporation by reference into the previously filed registration statements Nos. 33-9846, 33-40398, 33-44142, 33-52561, 33-57241,
33-63809, 33-64471, 333-16225, 333-16227, 333-17457, 333-17457-01, 333-17457-02,
333-17457-03, 333-17457-04, 333-70075, 333-91137, 333-92145, 333-92147,
333-56052, 333-73440, 333-73442, 333-106015, 333-108738, 333-108750, 333-109862,
and 333-110845 of First Tennessee National Corporation (the Company) of our report dated February 23, 2004, with respect to the Company's consolidated statements of condition as of December 31, 2003 and 2002, and the related consolidated statements of income, shareholders' equity, cash flows, and comprehensive income for the years then ended, which report is included in the Company's 2004 Proxy Statement and incorporated by reference into the Company's 2003 Annual Report on Form 10-K, and to all references to our firm included therein.

Our report refers to our audit of the adjustments that were applied for the restatements of the 2001 consolidated financial statements, as more fully described in Notes 1 and 22 to the consolidated financial statements, and the revision described in Note 7 to the consolidated financial statements. However, we were not engaged to audit, review or apply any procedures to the 2001 consolidated financial statements other than with respect to such adjustments.


/s/ KPMG LLP

Memphis, Tennessee
March 10, 2004